Exhibit 10.1
EXECUTION COPY
EXCHANGE AGREEMENT
     This Exchange Agreement (the “Agreement”) is entered into, effective as of July 9, 2009, between EPIX Pharmaceuticals, Inc. (the “Company”) and Citigroup Global Markets Inc. (“Holder”).
RECITALS
          A. Holder is the beneficial owner of $2,896,000 original principal amount of the Company’s 3.00% Convertible Senior Notes due June 15, 2024, CUSIP 26881QAB7 in the form of beneficial interests in a global note held by the Depository Trust Company (“DTC”) plus accrued but unpaid interest thereon (the “Notes”).
          B. Holder wishes to exchange the Notes for $521,280 in cash (the “Cash Consideration”) and 3,644,352 shares of the Company’s common stock, $0.01 par value per share (the “Exchange Shares”), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Exchange”).
          C. In consideration of the premises and the mutual covenants and undertakings set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
AGREEMENT
          1. Exchange of Notes.
     (a) Upon the third trading day following the date of this Agreement (the “Closing”), Holder will transfer and deliver (or cause to be delivered) the Notes to the Company via electronic delivery and write-down of Holder’s position in the Notes at DTC.
     (b) On Closing, the Company will issue and deliver (or cause to be delivered) to the Holder (i) the Cash Consideration to Holder’s bank account as identified on Exhibit A and (ii) the Exchange Shares in the name of the Holder, or in the name of a custodian or nominee of the Holder, as requested by the Holder, to Holder’s account as identified on Exhibit B, in exchange for the Notes plus all claims arising out of or relating to the Notes, including but not limited to any accrued but unpaid interest thereon.
     (c) The Company and Holder agree that the issuance of the Cash Consideration and the Exchange Shares in the Exchange constitutes satisfaction in full of any and all amounts (including without limitation principal, interest and any other fees) owed by the Company to Holder in connection with the Notes.
     (d) The Company and Holder each hereby acknowledge that, subject to the accuracy of the representations of the other party in this Agreement, the Exchange Shares are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 3(a)(9) thereof.
          2. Mutual Representations, Warranties and Covenants. The Company represents and warrants to Holder, and Holder represents and warrants to the Company as follows:
     (a) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite corporate, partnership or other power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, and perform its respective obligations hereunder;
     (b) the execution, delivery and performance by it of this Agreement does not and shall not (A) violate any provision of law, order, rule or regulation applicable to it or any of its affiliates or its certificate of incorporation or bylaws or other organizational documents or those of any of its subsidiaries or (B) conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it or any of its affiliates is a party or under its certificate of incorporation, bylaws or other governing instruments;
     (c) the execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with, the consent or approval of, notice to, or any other action with respect to, any Federal, state or other governmental authority or regulatory body, except for (A) such consents, approvals, authorizations, registrations or qualifications as may be required under the state securities or Blue Sky laws in connection with the issuance of the Exchange Shares, and (B) such other filings as may be necessary or required by the Securities and Exchange Commission;
     (d) this Agreement has been duly authorized, executed and delivered and, assuming the due execution and delivery of this Agreement by the other party hereto, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited or affected by applicable bankruptcy, insolvency, moratorium, reorganization or other laws of general application relating to or affecting creditors’ rights generally; and
     (e) it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby.
          3. Representations, Warranties and Covenants of Holder. Holder further represents and warrants to the Company as follows:
     (a) Holder is the beneficial owner of all of the Notes held by Holder, with the requisite power and authority to vote and dispose of the Notes, such Notes are owned free and clear of any liens, encumbrances, equities or claims and the delivery of the Notes in accordance with this Agreement will convey to the Company good title to the Notes, free and clear of liens, claims, equities and encumbrances;

     (b) Holder has not previously sold, assigned, conveyed, transferred or otherwise disposed of, in whole or in part, the Notes to be exchanged by Holder hereunder, nor has Holder entered into any agreement to sell, assign, convey, transfer or otherwise dispose of, in whole or in part, such Notes;
     (c) Holder, together with its affiliates, (i) is not at present, and has not been during the preceding three months, an “affiliate” of the Company as that term is defined in paragraph (a)(1) of Rule 144 pursuant to the Securities Act of 1933, as amended (the “Act”), (ii) immediately after giving effect to the Exchange and the issuance of the Exchange Shares, will not beneficially own (calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) more than 9.99% of the outstanding shares of the Company’s common stock and (iii) has not and will not have beneficially owned (calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) in excess of 9.99% of the outstanding shares of the Company’s common stock outstanding at any time during the ninety (90) day period ending on the date of the Closing;
     (d) Holder (i) has held the Notes for a period of not less than six months for purposes of Rule 144 of the Securities Act, and (ii) as of January 1, 2010, will have held the Exchange Shares for a period of not less than one year for purposes of Rule 144 of the Securities Act, calculated by tacking the holding period of the Notes in accordance with Rule 144(d) of the Securities Act;
     (e) Holder acknowledges and agrees that any sales by Holder of the Exchange Shares will be conducted in accordance with Rule 144 or another available exemption under the Securities Act;
     (f) Holder has not engaged any broker, finder or other entity acting under the authority of Holder or any of its affiliates that is entitled to any commission or other fee in connection with the Exchange;
     (g) Holder has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of the Exchange and acquiring the Exchange Shares in connection therewith, and Holder acknowledges that (i) the Company makes no representation regarding the value of the Notes or the Exchange Shares, (ii) the rights and privileges of holders of the Company’s common stock are substantially different from, and less favorable than, the rights of holders of the Notes (described in the indenture relating to the Notes) and (iii) Holder has independently and without reliance upon the Company made its own analysis and decision to enter into the Exchange and exchange the Notes for the Cash Consideration and Exchange Shares; and
     (h) in entering into this Exchange Agreement and the transactions contemplated hereby, Holder acknowledges that it has and is acting for itself and not at the direction or instruction of any other person, including without limitation, the Company, and Holder has not, is not and will not hold itself out as, an agent of the Company in connection with the transactions contemplated hereby or in connection with any subsequent sale of the Exchange Shares. The Holder is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.
          4. Representations, Warranties and Covenants of the Company. The Company further represents and warrants to the Holder as follows:
     (a) the Company has not engaged any broker, finder or other entity acting under the authority of Holder or any of its affiliates that is entitled to any commission or other fee in connection with the Exchange;
     (b) the Exchange Shares are duly authorized and, upon issuance will be duly and validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Exchange Shares shall be fully paid and nonassessable; and
     (c) based on the representations of Holder contained herein, when issued in accordance with this Agreement, the Exchange Shares will be issued to Holder without any restrictive legend and, to the Company’s knowledge, the Exchange Shares will be freely saleable without restriction or limitation pursuant to Rule 144, subject to the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act for the sale of any Exchange Shares prior to the expiration of a one-year holding period, as calculated pursuant to Rule 144(d) of the Securities Act.
          5. Conditions to Parties’ Obligations. The obligations of each party hereunder at the Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for the sole benefit of such party and may be waived by such party at any time in its sole discretion by providing the other party with prior written notice thereof:
     (a) the other party shall have executed this Agreement and delivered the same to such party; and
     (b) the representations and warranties of the other party in this Agreement shall be true and correct as of the date when made and as of the date of the Closing as though made at that time.
          6. Disclosure of Transaction and Other Material Information. No later than 9:30 a.m., New York City time, on the first (1st) business day following the Closing, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Agreement and attaching this Agreement as an exhibit to such filing (the “8-K Filing”). The Company acknowledges and agrees that, except for the information that will be contained in the 8-K Filing, the Company has not transferred to the Holder any information that the Company believes constitutes material, nonpublic information. The Company shall not, and shall cause each of its officers, directors, employees and agents, not to, provide Holder with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holder.

          7. Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing and shall be (a) transmitted by hand delivery, (b) mailed by first class, registered or certified mail, postage prepaid, (c) transmitted by overnight courier, or (d) transmitted by telecopy, and in each case, if to Holder, to the address set forth on the signature pages to this Agreement and, if to the Company, at the address set forth below:
EPIX Pharmaceuticals, Inc.
4 Maguire Road
Lexington, MA 02421
Attention: Chief Financial Officer
Facsimile: (781) 761-7632
Telephone: (781) 761-7600
with a copy to:
Goodwin Procter llp
Exchange Place
53 State Street
Boston, MA 02109
Facsimile: (617) 523-1231
Telephone: (617) 570-1000
Attention: Edward A. King, Esq.
Notices mailed or transmitted in accordance with the foregoing shall be deemed to have been given upon receipt.
          8. No Solicitation; Release. Holder confirms that the Company did not solicit the Exchange and that Holder has independently and without reliance on the Company made its own analysis and decision to enter into the Exchange. In connection with the Exchange, and upon consummation thereof, the Holder shall, at such time, release any and all claims against the Company and its affiliates in respect of the Notes.
          9. Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.
          10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
          11. Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the exchange of cash and securities as contemplated herein and supersedes the parties’ prior agreements, understandings, negotiations and discussions, whether oral or written, on such matters, and this Agreement shall not be amended, changed, supplemented, waived or otherwise modified or terminated except by instrument in writing signed by each of the parties hereto.
          12. Miscellaneous. This Agreement is intended to bind and inure to the benefit of the signatories to this Agreement and their respective successors, permitted assigns, heirs, executors, administrators and representatives. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page by facsimile shall be as effective as delivery of a manually executed counterpart. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby. This Agreement shall be solely for the benefit of the signatories to this Agreement, and no other person or entity shall be a third-party beneficiary hereof.
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     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

EPIX PHARMACEUTICALS, INC.

By: Name:	/s/ Kim Cobleigh Drapkin Kim Cobleigh Drapkin
Title:	Chief Financial Officer

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Michael Caperonis
Name:	Michael Caperonis
Title:	Managing Director

Address:	390 Greenwich Street 3rd Floor New York, New York 10013 Attention Managing Director Convertible Securities